Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Oracle Announces Fiscal 2024 Fourth Quarter and Fiscal Full Year Financial Results

•
Q4 Total Remaining Performance Obligations up 44% to $98 billion
•
Q4 GAAP Earnings per Share $1.11, Non-GAAP Earnings per Share $1.63
•
Q4 Total Revenue $14.3 billion, up 3% in USD, up 4% in constant currency
•
Q4 Cloud Revenue (IaaS plus SaaS) $5.3 billion, up 20% in USD and constant currency
•
Q4 Cloud Infrastructure (IaaS) Revenue $2.0 billion, up 42% in USD and constant currency
•
Q4 Cloud Application (SaaS) Revenue $3.3 billion, up 10% in USD and constant currency
•
Q4 Fusion Cloud ERP (SaaS) Revenue $0.8 billion, up 14% in USD and constant currency
•
Q4 NetSuite Cloud ERP (SaaS) Revenue $0.8 billion, up 19% in USD and constant currency
•
FY 2024 Total Revenue $53.0 billion, up 6% in USD and constant currency

AUSTIN, Texas, June 11, 2024 -- Oracle Corporation (NYSE: ORCL) today announced fiscal 2024 Q4 and full-year 2024 results. Total quarterly revenues were up 3% year-over-year in USD and up 4% in constant currency to $14.3 billion. Cloud services and license support revenues were up 9% in USD and up 10% in constant currency to $10.2 billion. Cloud license and on-premise license revenues were down 15% in USD and down 14% in constant currency to $1.8 billion.

Q4 GAAP operating income was $4.7 billion. Non-GAAP operating income was $6.7 billion, up 8% in USD and up 9% in constant currency. GAAP operating margin was 33%, and non-GAAP operating margin was 47%. GAAP net income was $3.1 billion, and non-GAAP net income was $4.6 billion. Q4 GAAP earnings per share was $1.11 while non-GAAP earnings per share was $1.63.

Short-term deferred revenues were $9.3 billion. Operating cash flow was $18.7 billion during fiscal year 2024, up 9% in USD.

Fiscal year 2024 total revenues were up 6% in USD and constant currency to $53.0 billion. Cloud services and license support revenues were up 12% in USD and up 11% in constant currency to $39.4 billion. Cloud license and on-premise license revenues were down 12% in USD and constant currency to $5.1 billion.

Fiscal year 2024 GAAP operating income was $15.4 billion, and GAAP operating margin was 29%. Non-GAAP operating income was $23.1 billion, and non-GAAP operating margin was 44%. GAAP net income was $10.5 billion, while non-GAAP net income was $15.7 billion. GAAP earnings per share was $3.71, while non-GAAP earnings per share was $5.56.

“In Q3 and Q4, Oracle signed the largest sales contracts in our history—driven by enormous demand for training AI large language models in the Oracle Cloud,” said Oracle CEO, Safra Catz. “These record level sales drove RPO up 44% to $98 billion. Throughout fiscal year 2025, I expect continued strong AI demand to push Oracle sales and RPO even higher—and result in double-digit revenue growth this fiscal year. I also expect that each successive quarter should grow faster than the previous quarter—as OCI capacity begins to catch up with demand. In Q4 alone, Oracle signed over 30 AI sales contracts totaling more than $12.5 billion—including one with Open AI to train ChatGPT in the Oracle Cloud.”

“Our multicloud cooperation with Microsoft expanded significantly in Q4, as we agreed to work together to support Open AI and ChatGPT—and 11 of the 23 OCI datacenters we are building inside Azure went live,” said Oracle Chairman and CTO, Larry Ellison. “As this Azure/OCI cloud capacity becomes available to the large installed base of Microsoft and Oracle customers, it will turbocharge our cloud database growth. Now customers can run any and every version of the Oracle database—Autonomous, 23ai Vector DB, etc.— in both the Azure and the Oracle Clouds. As customers continue to choose and use multiple clouds, Hyperscalers like Microsoft and Google are responding by interconnecting their clouds. Oracle recently signed an agreement with Google to interconnect our clouds—and initially build 12 OCI datacenters inside the Google Cloud. We expect the Oracle database to be available within the Google Cloud in September this year.”

The board of directors declared a quarterly cash dividend of $0.40 per share of outstanding common stock. This dividend will be paid to stockholders of record as of the close of business on July 11, 2024, with a payment date of July 25, 2024.

•
A sample list of customers which purchased Oracle Cloud services during the quarter will be available at www.oracle.com/customers/earnings/.
•
A list of recent technical innovations and announcements is available at www.oracle.com/news/.
•
To learn what industry analysts have been saying about Oracle’s products and services see www.oracle.com/corporate/analyst-reports/.

Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 4:00 p.m. Central. A live and replay webcast will be available on the Oracle Investor Relations website at www.oracle.com/investor/.

About Oracle

Oracle offers integrated suites of applications plus secure, autonomous infrastructure in the Oracle Cloud. For more information about Oracle (NYSE: ORCL), please visit us at www.oracle.com.

# # #

Trademarks

Oracle, Java, MySQL, and NetSuite are registered trademarks of Oracle Corporation. NetSuite was the first cloud company—ushering in the new era of cloud computing.

"Safe Harbor" Statement: Statements in this press release relating to future plans, expectations, beliefs, intentions and prospects, including expectations for AI demand driving revenue growth and the timing of such growth, the effects of our multicloud strategy on cloud database growth, and our plans for datacenters and Oracle database availability inside the Google Cloud, are "forward-looking statements" and are subject to material risks and uncertainties. Risks and uncertainties that could affect our current expectations and our actual results, include, among others: our ability to develop new products and services, integrate acquired products and services and enhance our existing products and services; our management of complex cloud and hardware offerings, including the sourcing of technologies and technology components; significant coding, manufacturing or configuration errors in our offerings; risks associated with acquisitions; economic, political and market conditions; information technology system failures, privacy and data security concerns; cybersecurity breaches; unfavorable legal proceedings, government investigations, and complex and changing laws and regulations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Oracle's Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on the Oracle Investor Relations website at www.oracle.com/investor/. All information set forth in this press release is current as of June 11, 2024. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q4 FISCAL 2024 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended May 31,				% Increase	% Increase (Decrease)
	2024	% of Revenues	2023	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$10,234	72%	$9,370	68%	9%	10%
Cloud license and on-premise license	1,838	13%	2,152	15%	(15%)	(14%)
Hardware	842	6%	850	6%	(1%)	0%
Services	1,373	9%	1,465	11%	(6%)	(6%)
Total revenues	14,287	100%	13,837	100%	3%	4%
OPERATING EXPENSES
Cloud services and license support	2,522	18%	2,157	16%	17%	17%
Hardware	241	2%	261	2%	(7%)	(7%)
Services	1,160	8%	1,312	9%	(12%)	(11%)
Sales and marketing	2,114	15%	2,289	17%	(8%)	(7%)
Research and development	2,226	15%	2,226	16%	0%	0%
General and administrative	402	3%	400	3%	1%	1%
Amortization of intangible assets	743	5%	870	6%	(15%)	(15%)
Acquisition related and other	101	1%	51	0%	97%	97%
Restructuring	92	0%	131	1%	(29%)	(29%)
Total operating expenses	9,601	67%	9,697	70%	(1%)	(1%)
OPERATING INCOME	4,686	33%	4,140	30%	13%	15%
Interest expense	(878)	(6%)	(955)	(7%)	(8%)	(8%)
Non-operating expenses, net	(26)	0%	(76)	(1%)	(66%)	(68%)
INCOME BEFORE INCOME TAXES	3,782	27%	3,109	22%	22%	24%
(Provision for) benefit from income taxes	(639)	(5%)	210	2%	*	*
NET INCOME	$3,143	22%	$3,319	24%	(5%)	(4%)
EARNINGS PER SHARE:
Basic	$1.14		$1.23
Diluted	$1.11		$1.19
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,753		2,707
Diluted	2,834		2,796

(1)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2023, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended May 31, 2024 compared with the corresponding prior year period decreased our total revenues by 1 percentage point and operating income by 2 percentage points.

*	Not meaningful

ORACLE CORPORATION

Q4 FISCAL 2024 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three Months Ended May 31,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2024 GAAP	Adj.	2024 Non-GAAP	2023 GAAP	Adj.	2023 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$14,287	$—	$14,287	$13,837	$—	$13,837	3%	3%	4%	4%
TOTAL OPERATING EXPENSES	$9,601	$(1,983)	$7,618	$9,697	$(2,016)	$7,681	(1%)	(1%)	(1%)	(1%)
Stock-based compensation (3)	1,047	(1,047)	—	964	(964)	—	9%	*	9%	*
Amortization of intangible assets (4)	743	(743)	—	870	(870)	—	(15%)	*	(15%)	*
Acquisition related and other	101	(101)	—	51	(51)	—	97%	*	97%	*
Restructuring	92	(92)	—	131	(131)	—	(29%)	*	(29%)	*
OPERATING INCOME	$4,686	$1,983	$6,669	$4,140	$2,016	$6,156	13%	8%	15%	9%
OPERATING MARGIN %	33%		47%	30%		44%	288 bp.	219 bp.	311 bp.	235 bp.
INCOME TAX EFFECTS (5)	$(639)	$(519)	$(1,158)	$210	$(680)	$(470)	*	147%	*	149%
NET INCOME	$3,143	$1,464	$4,607	$3,319	$1,336	$4,655	(5%)	(1%)	(4%)	0%
DILUTED EARNINGS PER SHARE	$1.11		$1.63	$1.19		$1.67	(7%)	(2%)	(5%)	(1%)
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,834	—	2,834	2,796	—	2,796	1%	1%	1%	1%

(1)
This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.
(2)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2023, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.
(3)
Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended May 31, 2024			Three Months Ended May 31, 2023
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$140	$(140)	$—	$117	$(117)	$—
Hardware	6	(6)	—	5	(5)	—
Services	44	(44)	—	38	(38)	—
Sales and marketing	178	(178)	—	177	(177)	—
Research and development	583	(583)	—	535	(535)	—
General and administrative	96	(96)	—	92	(92)	—
Total stock-based compensation	$1,047	$(1,047)	$—	$964	$(964)	$—
(4)
Estimated future annual amortization expense related to intangible assets as of May 31, 2024 was as follows:

Fiscal 2025	$2,303
Fiscal 2026	1,639
Fiscal 2027	672
Fiscal 2028	635
Fiscal 2029	561
Thereafter	1,080
Total intangible assets, net	$6,890

(5)
Income tax effects were calculated reflecting an effective GAAP tax rate of 16.9% and (6.7%) in the fourth quarter of fiscal 2024 and 2023, respectively, and an effective non-GAAP tax rate of 20.1% and 9.2% in the fourth quarter of fiscal 2024 and 2023, respectively. The difference in our GAAP and non-GAAP tax rates in each of the fourth quarter of fiscal 2024 and 2023 was primarily due to the net tax effects related to stock-based compensation expense; acquisition related and other items, including the tax effects on amortization of intangible assets; and restructuring expense, partially offset by the net deferred tax effects related to an income tax benefit that was previously recorded due to the partial realignment of our legal entity structure.

*	Not meaningful

ORACLE CORPORATION

FISCAL 2024 YEAR TO DATE FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Year Ended May 31,				% Increase	% Increase (Decrease)
	2024	% of Revenues	2023	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$39,383	74%	$35,307	71%	12%	11%
Cloud license and on-premise license	5,081	10%	5,779	12%	(12%)	(12%)
Hardware	3,066	6%	3,274	6%	(6%)	(7%)
Services	5,431	10%	5,594	11%	(3%)	(3%)
Total revenues	52,961	100%	49,954	100%	6%	6%
OPERATING EXPENSES
Cloud services and license support	9,427	18%	7,763	16%	21%	21%
Hardware	891	2%	1,040	2%	(14%)	(15%)
Services	4,825	9%	4,761	10%	1%	1%
Sales and marketing	8,274	15%	8,833	18%	(6%)	(7%)
Research and development	8,915	17%	8,623	17%	3%	3%
General and administrative	1,548	3%	1,579	3%	(2%)	(2%)
Amortization of intangible assets	3,010	6%	3,582	7%	(16%)	(16%)
Acquisition related and other	314	0%	190	0%	65%	64%
Restructuring	404	1%	490	1%	(18%)	(18%)
Total operating expenses	37,608	71%	36,861	74%	2%	2%
OPERATING INCOME	15,353	29%	13,093	26%	17%	16%
Interest expense	(3,514)	(7%)	(3,505)	(7%)	0%	0%
Non-operating expenses, net	(98)	0%	(462)	(1%)	(79%)	(80%)
INCOME BEFORE INCOME TAXES	11,741	22%	9,126	18%	29%	27%
Provision for income taxes	(1,274)	(2%)	(623)	(1%)	105%	103%
NET INCOME	$10,467	20%	$8,503	17%	23%	22%
EARNINGS PER SHARE:
Basic	$3.82		$3.15
Diluted	$3.71		$3.07
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,744		2,696
Diluted	2,823		2,766

(1)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2023, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the year ended May 31, 2024 compared with the corresponding prior year period increased our operating income by 1 percentage point.

ORACLE CORPORATION

FISCAL 2024 YEAR TO DATE FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Year Ended May 31,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2024 GAAP	Adj.	2024 Non-GAAP	2023 GAAP	Adj.	2023 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$52,961	$—	$52,961	$49,954	$—	$49,954	6%	6%	6%	6%
TOTAL OPERATING EXPENSES	$37,608	$(7,702)	$29,906	$36,861	$(7,809)	$29,052	2%	3%	2%	2%
Stock-based compensation (3)	3,974	(3,974)	—	3,547	(3,547)	—	12%	*	12%	*
Amortization of intangible assets (4)	3,010	(3,010)	—	3,582	(3,582)	—	(16%)	*	(16%)	*
Acquisition related and other	314	(314)	—	190	(190)	—	65%	*	64%	*
Restructuring	404	(404)	—	490	(490)	—	(18%)	*	(18%)	*
OPERATING INCOME	$15,353	$7,702	$23,055	$13,093	$7,809	$20,902	17%	10%	16%	10%
OPERATING MARGIN %	29%		44%	26%		42%	278 bp.	169 bp.	271 bp.	169 bp.
INCOME TAX EFFECTS (5)	$(1,274)	$(2,459)	$(3,733)	$(623)	$(2,136)	$(2,759)	105%	35%	103%	35%
NET INCOME	$10,467	$5,243	$15,710	$8,503	$5,673	$14,176	23%	11%	22%	10%
DILUTED EARNINGS PER SHARE	$3.71		$5.56	$3.07		$5.12	21%	9%	20%	8%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,823	—	2,823	2,766	—	2,766	2%	2%	2%	2%

(1)
This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.
(2)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2023, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.
(3)
Stock-based compensation was included in the following GAAP operating expense categories:

	Year Ended May 31, 2024			Year Ended May 31, 2023
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$525	$(525)	$—	$435	$(435)	$—
Hardware	23	(23)	—	18	(18)	—
Services	167	(167)	—	137	(137)	—
Sales and marketing	667	(667)	—	611	(611)	—
Research and development	2,225	(2,225)	—	1,983	(1,983)	—
General and administrative	367	(367)	—	363	(363)	—
Total stock-based compensation	$3,974	$(3,974)	$—	$3,547	$(3,547)	$—

(4)
Estimated future annual amortization expense related to intangible assets as of May 31, 2024 was as follows:

Fiscal 2025	$2,303
Fiscal 2026	1,639
Fiscal 2027	672
Fiscal 2028	635
Fiscal 2029	561
Thereafter	1,080
Total intangible assets, net	$6,890

(5)
Income tax effects were calculated reflecting an effective GAAP tax rate of 10.9% and 6.8% in fiscal 2024 and 2023, respectively, and an effective non-GAAP tax rate of 19.2% and 16.3% in fiscal 2024 and 2023, respectively. The difference in our GAAP and non-GAAP tax rates in each of fiscal 2024 and 2023 was primarily due to the net tax effects related to stock-based compensation expense; acquisition related and other items, including the tax effects on amortization of intangible assets; and restructuring expense, partially offset by the net deferred tax effects related to an income tax benefit that was previously recorded due to the partial realignment of our legal entity structure.

*	Not meaningful

ORACLE CORPORATION

FISCAL 2024 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	May 31, 2024	May 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$10,454	$9,765
Marketable securities	207	422
Trade receivables, net	7,874	6,915
Prepaid expenses and other current assets	4,019	3,902
Total Current Assets	22,554	21,004
Non-Current Assets:
Property, plant and equipment, net	21,536	17,069
Intangible assets, net	6,890	9,837
Goodwill, net	62,230	62,261
Deferred tax assets	12,273	12,226
Other non-current assets	15,493	11,987
Total Non-Current Assets	118,422	113,380
TOTAL ASSETS	$140,976	$134,384
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable and other borrowings, current	$10,605	$4,061
Accounts payable	2,357	1,204
Accrued compensation and related benefits	1,916	2,053
Deferred revenues	9,313	8,970
Other current liabilities	7,353	6,802
Total Current Liabilities	31,544	23,090
Non-Current Liabilities:
Notes payable and other borrowings, non-current	76,264	86,420
Income taxes payable	10,817	11,077
Deferred tax liabilities	3,692	5,772
Other non-current liabilities	9,420	6,469
Total Non-Current Liabilities	100,193	109,738
Stockholders’ Equity	9,239	1,556
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$140,976	$134,384

ORACLE CORPORATION

FISCAL 2024 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Year Ended May 31,
	2024	2023
Cash Flows From Operating Activities:
Net income	$10,467	$8,503
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,129	2,526
Amortization of intangible assets	3,010	3,582
Deferred income taxes	(2,139)	(2,167)
Stock-based compensation	3,974	3,547
Other, net	720	661
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in trade receivables, net	(965)	(151)
Decrease in prepaid expenses and other assets	542	317
Decrease in accounts payable and other liabilities	(594)	(281)
Decrease in income taxes payable	(127)	(153)
Increase in deferred revenues	656	781
Net cash provided by operating activities	18,673	17,165
Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(1,003)	(1,181)
Proceeds from sales and maturities of marketable securities and other investments	572	1,113
Acquisitions, net of cash acquired	(63)	(27,721)
Capital expenditures	(6,866)	(8,695)
Net cash used for investing activities	(7,360)	(36,484)
Cash Flows From Financing Activities:
Payments for repurchases of common stock	(1,202)	(1,300)
Proceeds from issuances of common stock	742	1,192
Shares repurchased for tax withholdings upon vesting of restricted stock-based awards	(2,040)	(1,203)
Payments of dividends to stockholders	(4,391)	(3,668)
(Repayments of) proceeds from issuances of commercial paper, net	(167)	500
Proceeds from issuances of senior notes and other borrowings, net of issuance costs	—	33,494
Repayments of senior notes and other borrowings	(3,500)	(21,050)
Other, net	4	(55)
Net cash (used for) provided by financing activities	(10,554)	7,910
Effect of exchange rate changes on cash and cash equivalents	(70)	(209)
Net increase (decrease) in cash and cash equivalents	689	(11,618)
Cash and cash equivalents at beginning of period	9,765	21,383
Cash and cash equivalents at end of period	$10,454	$9,765

ORACLE CORPORATION

FISCAL 2024 FINANCIAL RESULTS

FREE CASH FLOW - TRAILING 4-QUARTERS (1)

($ in millions)

	Fiscal 2023				Fiscal 2024
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$10,542	$15,073	$15,503	$17,165	$17,745	$17,039	$18,239	$18,673

Capital Expenditures	(5,168)	(6,678)	(8,205)	(8,695)	(8,290)	(6,935)	(5,981)	(6,866)

Free Cash Flow	$5,374	$8,395	$7,298	$8,470	$9,455	$10,104	$12,258	$11,807

Operating Cash Flow % Growth over prior year	(31%)	47%	49%	80%	68%	13%	18%	9%

Free Cash Flow % Growth over prior year	(57%)	18%	11%	68%	76%	20%	68%	39%

GAAP Net Income	$5,808	$8,797	$8,373	$8,503	$9,375	$10,137	$10,642	$10,467

Operating Cash Flow as a % of Net Income	182%	171%	185%	202%	189%	168%	171%	178%

Free Cash Flow as a % of Net Income	93%	95%	87%	100%	101%	100%	115%	113%

(1)
To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

ORACLE CORPORATION

FISCAL 2024 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES (1)

($ in millions)

	Fiscal 2023					Fiscal 2024
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES BY OFFERINGS
Cloud services	$3,579	$3,813	$4,053	$4,437	$15,881	$4,635	$4,775	$5,054	$5,311	$19,774
License support	4,838	4,785	4,870	4,933	19,426	4,912	4,864	4,909	4,923	19,609
Cloud services and license support	8,417	8,598	8,923	9,370	35,307	9,547	9,639	9,963	10,234	39,383
Cloud license and on-premise license	904	1,435	1,288	2,152	5,779	809	1,178	1,256	1,838	5,081
Hardware	763	850	811	850	3,274	714	756	754	842	3,066
Services	1,361	1,392	1,376	1,465	5,594	1,383	1,368	1,307	1,373	5,431
Total revenues	$11,445	$12,275	$12,398	$13,837	$49,954	$12,453	$12,941	$13,280	$14,287	$52,961
AS REPORTED REVENUE GROWTH RATES
Cloud services	45%	43%	45%	54%	47%	30%	25%	25%	20%	25%
License support	(1%)	(2%)	0%	4%	0%	2%	2%	1%	0%	1%
Cloud services and license support	14%	14%	17%	23%	17%	13%	12%	12%	9%	12%
Cloud license and on-premise license	11%	16%	0%	(15%)	(2%)	(10%)	(18%)	(3%)	(15%)	(12%)
Hardware	0%	11%	2%	(1%)	3%	(6%)	(11%)	(7%)	(1%)	(6%)
Services	74%	74%	74%	76%	75%	2%	(2%)	(5%)	(6%)	(3%)
Total revenues	18%	18%	18%	17%	18%	9%	5%	7%	3%	6%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Cloud services	50%	48%	48%	55%	50%	29%	24%	24%	20%	24%
License support	4%	4%	3%	6%	4%	0%	0%	1%	1%	0%
Cloud services and license support	20%	20%	20%	25%	21%	12%	11%	11%	10%	11%
Cloud license and on-premise license	19%	23%	4%	(14%)	2%	(11%)	(19%)	(3%)	(14%)	(12%)
Hardware	5%	16%	4%	1%	6%	(8%)	(12%)	(7%)	0%	(7%)
Services	84%	83%	80%	78%	81%	1%	(3%)	(5%)	(6%)	(3%)
Total revenues	23%	25%	21%	18%	22%	8%	4%	7%	4%	6%
CLOUD SERVICES AND LICENSE SUPPORT REVENUES BY ECOSYSTEM
Applications cloud services and license support	$4,016	$4,080	$4,166	$4,390	$16,651	$4,471	$4,474	$4,584	$4,642	$18,172
Infrastructure cloud services and license support	4,401	4,518	4,757	4,980	18,656	5,076	5,165	5,379	5,592	21,211
Total cloud services and license support revenues	$8,417	$8,598	$8,923	$9,370	$35,307	$9,547	$9,639	$9,963	$10,234	$39,383
AS REPORTED REVENUE GROWTH RATES
Applications cloud services and license support	32%	30%	31%	36%	32%	11%	10%	10%	6%	9%
Infrastructure cloud services and license support	2%	3%	7%	14%	6%	15%	14%	13%	12%	14%
Total cloud services and license support revenues	14%	14%	17%	23%	17%	13%	12%	12%	9%	12%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Applications cloud services and license support	37%	35%	33%	37%	35%	11%	9%	10%	6%	9%
Infrastructure cloud services and license support	7%	9%	10%	15%	10%	14%	12%	13%	13%	13%
Total cloud services and license support revenues	20%	20%	20%	25%	21%	12%	11%	11%	10%	11%
GEOGRAPHIC REVENUES
Americas	$7,192	$7,786	$7,671	$8,577	$31,226	$7,841	$8,067	$8,270	$8,945	$33,122
Europe/Middle East/Africa	2,691	2,895	3,067	3,457	12,109	3,005	3,170	3,316	3,539	13,030
Asia Pacific	1,562	1,594	1,660	1,803	6,619	1,607	1,704	1,694	1,803	6,809
Total revenues	$11,445	$12,275	$12,398	$13,837	$49,954	$12,453	$12,941	$13,280	$14,287	$52,961

(1)
The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.
(2)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2023 and 2022 for the fiscal 2024 and fiscal 2023 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

APPENDIX A

ORACLE CORPORATION

Q4 FISCAL 2024 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

• Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses, income tax effects and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

• Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses, income tax effects and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

• Acquisition related and other expenses; and restructuring expenses: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses from our non-GAAP operating expenses, income tax effects and net income measures. We incurred expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses consisted of personnel related costs for transitional and certain other employees, certain business combination adjustments including certain adjustments after the measurement period has ended, and certain other operating items, net. Restructuring expenses consisted of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related and other expenses and restructuring expenses may diminish over time with respect to past acquisitions and/or strategic initiatives, we generally will incur certain of these expenses in connection with any future acquisitions and/or strategic initiatives.